UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF

THE SECURITIES EXCHANGE ACT OF 1934

STARZ ENTERTAINMENT CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Howe Street, 20th Floor

Vancouver, British Columbia V6C 3R8

and

1647 Stewart Street

Santa Monica, California 90404

(Address of Principal Executive Offices and Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, no par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates: 333-282630

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Securities To Be Registered.

A description of the common shares, no par value per share (the “Common Shares”), of Starz Entertainment Corp., a British Columbia company (the “Registrant”) (f/k/a Lions Gate Entertainment Corp), is set forth under the caption “Description of Starz Capital Stock” contained in the Registrant’s Registration Statement on Form S-4 (File No. 333-282630), initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 15, 2024, as amended by amendments to such Registration Statement filed on November 27, 2024, December 31, 2024, January 27, 2025, February 24, 2025 and March 13, 2025, and declared effective by the SEC on March 14, 2025, which description is incorporated herein by reference. The description of the Common Shares included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STARZ ENTERTAINMENT CORP.

By:	/s/ Audrey Lee
Audrey Lee
Executive Vice President and General Counsel

Date: May 6, 2025